TERMINATION AGREEMENT


                  THIS TERMINATION AGREEMENT ("Agreement"), dated as of October 31, 2002, is between FLORIDAFIRST BANCORP, INC. ("FloridaFirst"), a Florida corporation having its principal office at Lakeland, Florida, and BB&T CORPORATION ("BB&T"), a North Carolina corporation having its principal office at Winston-Salem, North Carolina;

                                R E C I T A L S:
                                - - - - - - - -

                  By Agreement and Plan of Reorganization dated October 2, 2002 (the "Merger Agreement"), FloridaFirst agreed to be merged into BB&T (herein, the "Merger") on terms as provided in the Merger Agreement. Incident to the Merger Agreement, FloridaFirst granted to BB&T an option (the "Option Agreement") to acquire, under certain circumstances, 1,060,000 shares of the common stock of FloridaFirst. In addition, Branch Banking and Trust Company, a subsidiary of BB&T, entered into Employment Agreements dated October 2, 2002 with each of the Employees, conditional upon and effective as of the date of consummation of the Merger (the "Employment Agreements"). BB&T and FloridaFirst have been advised by the Office of Thrift Supervision that it believes that BB&T must meet certain conditions prior to having entered into the Merger Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants, promises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. The Merger Agreement shall be and hereby is terminated effective on the date hereof, and the provisions of Section 7.2 of the Merger Agreement shall be applicable.

          2. The Option Agreement shall be and hereby is terminated effective on the date hereof, and the Option Agreement is hereby void and shall have no effect.

          3. Each of the Employment Agreements shall be and hereby is terminated effective on the date hereof, and each of the Employment Agreements is hereby void and has no effect.

          4. The parties hereto agree to undertake their reasonable best efforts to prepare and for BB&T to file an application with the Office of Thrift Supervision under Section 563b.525 seeking its approval for BB&T to make an offer to acquire FloridaFirst.

          5. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of laws.


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          6.   No  provision  of  this  Agreement  may  be  changed,  waived  or terminated except by a writing signed by the parties against whom enforcement of the change, waiver or termination is sought.